Millennium Cell Reports Q1 2004 Results





NEWS: For release Wednesday, April 28, 2004

                                                     Contact: John D. Giolli
                                                     Phone:   732-542-4000


                     MILLENNIUM CELL REPORTS Q1 2004 RESULTS

Eatontown, NJ--April 28, 2004 --Millennium Cell Inc. (NASDAQ: MCEL), a leading technology development company that has created a proprietary technology to safely store, generate and deliver pure hydrogen, today reported a net loss for the quarter ended March 31, 2004 of $3.4 million, or 10 cents per share as compared to $4.7 million or 16 cents per share in the same period of 2003. The reduction in net loss from 2003 is a direct result of cost containment activities and the favorable impact of our program with the U.S. Department of Energy for the funding of research in hydrogen technology.

         "We reached an important milestone this quarter with the successful kick-off of our first major U.S. Government funded program," said H. David Ramm, Millennium Cell Interim President and CEO. "With the addition of the Air Force award through our partner Protonex, we expect to see a meaningful reduction of operating expenses through the remainder of this year while continuing a steady pace of technology development. We are very pleased to have these opportunities to demonstrate the advantages of our technology to this very important customer."

         "From a product perspective, we are focused on the development of Hydrogen on Demand(TM) product platforms for standby power, portable power and consumer electronics applications. We intend to partner with leaders in the fuel cell, chemical and industrial gas industries to develop competitive product offerings and bring them to market."

         "Early in the first quarter, we announced the signing of a $10 million convertible debenture financing. To date, $6 million of unsecured debentures have been issued in connection with the financing. Subsequent to March 31, 2004, we converted $3 million of the debentures into shares of our common stock. An additional $4 million of unsecured debentures remains available for issuance at our option. This financing provides us with flexibility to execute our business plan," continued Mr. Ramm.

         A conference call to discuss our first quarter results is scheduled for Thursday, April 29th, at 8:30 a.m., EDT. Interested parties may listen to the live teleconference by dialing 1-800-613-3456 (accessible from the U.S. and Canada) and entering pass code 01202. A re-broadcast will be available beginning Thursday, April 29 at 1:00 pm EDT and continuing to 5:00 pm EDT on Friday, April 30, by dialing 1-888-746-9439.

                                                                         more...

About Millennium Cell

Founded in 1998, Millennium Cell is based in Eatontown, NJ, and has developed a multi-faceted patent portfolio, which the company is pursuing in the United States and internationally surrounding a proprietary process called Hydrogen on Demand(TM). The Hydrogen on Demand(TM) system safely generates pure hydrogen from environmentally friendly raw materials. In the process, the energy potential of hydrogen is carried in the chemical bonds of sodium borohydride, which in the presence of a catalyst releases hydrogen. The primary input components of the reaction are water and sodium borohydride, a derivative of borax. Borax is found in substantial natural reserves globally. Hydrogen from this system can be used to power fuel cells or fed directly to internal combustion engines. Millennium Cell also has a patented design for boron-based longer-life batteries. For more information visit www.millenniumcell.com or call 866-532-2783.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate", "on target" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell's hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (v) our ability to protect our intellectual property, (vi) our ability to achieve budgeted revenue and expense amounts and (vii) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission. We believe that Adjusted Net Loss, which excludes both non-cash interest and non-cash equity charges, is a more meaningful financial measure to compare to prior periods as it is a better indicator of cash spending and is also how management views the business internally.

                                                                        more...

Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions, except per share amounts)

                                                                         Three Months Ended
Statement of Operations (1) ............................................   Mar., 04  Mar., 03
                                                                           ------    ------
Revenue ................................................................   $     --  $    0.1
Cost of revenue ........................................................         --       0.1
                                                                           --------    ------
Gross margin ...........................................................         --        --

Product development and marketing ......................................        1.0       1.2
General and administrative .............................................        1.6       1.1
Non-cash charges .......................................................        0.3       1.1
Depreciation and amortization ..........................................        0.2       0.2
Research and development ...............................................         --       0.3
                                                                           --------    ------
Total operating expenses ...............................................   $    3.1  $    3.9

Loss from operations - as reported .....................................       (3.1)     (3.9)
Loss from operations - adjusted (2) ....................................       (2.8)     (2.8)

Interest expense .......................................................        0.3       0.5
Equity in losses of affiliates .........................................         --       0.3
                                                                           --------    ------
Net loss - as reported .................................................   $   (3.4) $   (4.7)
                                                                           =========   ======
Net loss per share .....................................................   $  (0.10) $   (0.16)
                                                                           =========   ======

Weighted-average number of shares outstanding ..........................       35.4      29.4


Reconciliation of Net Loss to Adjusted Net Loss:

Net loss - as reported .................................................   $   (3.4) $   (4.7)
Less: Non-cash charges .................................................        0.3       1.1
                                                                           --------    ------
Net loss - adjusted (2) ................................................   $   (3.1) $   (3.6)
                                                                           ========    ======
Net loss per share - adjusted (2) ......................................   $  (0.09) $  (0.12)
                                                                           ========    ======

(1) Amounts may not foot due to rounding.

(2) Excludes non-cash charges.

Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions)



Condensed Balance Sheet (1) ..............   Mar., 04   Dec., 03
                                             -------    -------
Unrestricted cash (2) ....................   $   9.5    $   6.0
Restricted cash (3) ......................       3.0        3.0
Other assets .............................       2.3        2.0
                                             -------    -------
Total assets .............................   $  14.8    $  11.0
                                             =======    =======

Secured debentures, net of discount ......   $   2.4    $   2.4
Unsecured debentures, net of discount ....       5.3        0.7
Other liabilities ........................       2.0        1.0
Stockholders' equity .....................       5.1        6.9
                                             -------    -------
Total liabilities and stockholders' equity   $  14.8    $  11.0
                                             =======    =======


(1) Amounts may not foot due to rounding.

(2) Increase in cash from $6.0 (Dec., 03) to $9.5 (Mar., 04) was $3.5 million:
    ($1.9) cash consumed in operations + ($0.1) patent additions + ($0.1) fixed assets additions + $5.6 cash provided by of PIPE financing.

(3) Cash restricted is collateral for secured debentures and facility lease.